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                                                                EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 1 on Form S-1 to Registration Statement No. 333-98799 on Form S-1 of Applied Digital Solutions, Inc. of our report dated March 27, 2002, except as to Note 25 which is as of August 23, 2002, relating to the financial statements and financial statement schedule, which appears in such registration statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
October 30, 2002